Exhibit 24.5

POWER OF ATTORNEY

The person whose signature appears below constitutes and appoints John A. Luke, Jr., Wendell L. Willkie, II, and John J. Carrara, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign the following registration statements to be filed by MeadWestvaco Corporation for the registration of shares of MeadWestvaco common stock (“Common Stock”) and/or plan participation interests in connection with various employee benefit plans of MeadWestvaco Corporation, and any and all amendments thereto, including post-effective amendments:

(1) a Registration Statement on Form S-8 for the registration of shares of Common Stock to be issued under the MeadWestvaco Corporation Restricted Stock Plan; and

(2) a Registration Statement on Form S-8 for the registration of shares of Common Stock and plan participation interests to be issued under the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Salaried and Non-Bargained Hourly Employees; and

(3) a Registration Statement on Form S-8 for the registration of shares of Common Stock and plan participation interests to be issued under the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees;

and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, state securities law administrators, and other governmental authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in connection therewith, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

/s/ William E. Hoglund	Date: February 24, 2004
Name: William E. Hoglund
Director